Airspan

AIRSPAN NETWORKS INC

CODE OF BUSINESS CONDUCT

DECEMBER 2002

Message from the Chief Executive Officer

To all Employees, Directors and Officers

Airspan's vision is to open up access to voice communications and the Internet by providing connections to millions of people around the world. We will do this by:

- Providing our customers with cutting-edge broadband wireless technology that is economic, scalable and future proof
- Delivering high speed Internet access into the home and office
- Breaking down the barriers between the serviced and under serviced sectors of the wireless access market
- Enabling commerce, collaboration and unlimited access to information

As we all work hard to achieve the vision and as new employees, officers and directors are hired and new companies acquired, it becomes important to outline the basic principles of our Company. Our Company is founded on trustworthiness, integrity and fairness and we all, employees, directors and officers, have a responsibility to ensure our reputation for the highest ethical standards.

The **Code of Business Conduct** is designed to give employees, directors and officers guidance on the standards expected from them by the Company. They do not provide a solution to every problem that will arise. Ethical behaviour is expected of every employee, officer and director. It is required to demonstrate to investors that our Board of Directors and management have put in place a system to ensure they become aware of and take prompt action against any questionable behaviour. For employees, the code of conduct with enforcement provisions will provide assurance that reporting of questionable behaviour is protected and encouraged, and will foster an atmosphere of self-awareness and prudent conduct. In the final analysis, good judgement, integrity and the highest standards of ethics and fair competition should guide our actions

I have taken the time to personally study "The Code" and ask that you do the same. I have signed a statement, confirming that I have read the guidelines carefully. I expect you to also study the guidelines and sign the confirmation form.



Eric Stonestrom
Chief Executive Officer

December 2002

1. Introduction

The Board of Airspan Networks believes that employees, officers and directors should be made aware of the Company's position on basic legal, ethical and social issues that affect the way in which we conduct our business.

The maintenance of the highest standards of business conduct contributes to the reputation, financial success and future growth of our business.

The Code of Business Conduct ("The Code") reflects the Company's commitment to these standards. The Board takes very seriously its responsibilities to maintain high standards of business ethics and expects all employees, directors and officers to conduct themselves at work in a manner that reflects such standards.

"The Code" is designed to prevent illegal or unethical behaviour and to halt any such behaviour that may have occurred, as soon as possible, after its discovery. Violations of "The Code" will result in disciplinary action that may when warranted, lead to dismissal.

2. About "The Code"

All employees, directors and officers must read and use "The Code" to ensure that every business decision follows our commitment to sound ethics, our Company policies, and the applicable law. Adherence to "The Code" is essential to maintaining and furthering our reputation for fair and ethical practices among our customers, shareholders, vendors, communities, and fellow employees, officers and directors.

3. Principles of "The Code"

Airspan believes there are certain principles that are fundamental to our reputation, performance, financial success and future growth:

3.1. Honesty, directness and openness in dealing with others are essential characteristics of our working relationships. This includes relationships with employees, directors, shareholders, customers, suppliers and our local community.

3.2. Maintaining a high standard of ethical business conduct is the personal responsibility of employees, directors and officers.

3.3. Employees, directors and officers must maintain the highest level of personal honesty, integrity and fairness in all Airspan business dealings.

3.4. Employees, directors and officers should be committed to quality performance – individually and organisationally.

3.5. Within a business context, supervisors must be aware of, and accountable for, the ethical quality of behaviour of their subordinates.

3.6. When an employee is hired, promoted, or changes responsibility, each supervisor is accountable for ensuring that the employee is aware of, understands, and operates within Airspan's business-conduct guidelines. When a director is hired, the Company's external general counsel will ensure that the director is aware of, understands, and operates within Airspan's business-conduct guidelines.

3.7. No employee, officer or director shall knowingly participate or help another person, in avoidance or violation of any law, rule or regulation.

4. Business Conduct Guidelines

The guidelines that follow will not provide an answer to every problem that will arise. Other sources of information and guidance should be consulted when appropriate. In the final analysis, good judgement and the highest standards of ethics and fair competition should guide our actions.

Employees, directors and officers should not be so intent on observing one guideline that they overlook the applicability of another.

The spirit of the guidelines must be followed in situations that are not specifically covered. Even the appearance of a violation must be avoided.

5. Conflicts Of Interest

Employees, directors and officers should avoid situations where their personal interests may conflict with the interests of Airspan.

Conflicts of interest arise when an individual's position, or responsibilities, presents an opportunity for personal gain, apart from the normal rewards of employment. They also arise when an employee's, officer's or director's personal interests are inconsistent with those of Airspan and create conflicting loyalties. Such conflicting loyalties may cause an employee, officer or director to compromise his principles and responsibilities to Airspan for personal gain.

Business decisions and actions must be based on the best interests of Airspan and must not be motivated by personal considerations or relationships. Relationships with prospective or existing suppliers, contractors, customers, competitors or regulators must not affect our independent and sound judgment on behalf of Airspan General guidelines to help employees and directors better understand several of the most common examples of situations that may cause a conflict of interest are listed below. However, employees and directors are required to disclose to local management any situation that may be, or appear to be, a conflict of interest. When in doubt, it is best to disclose.

6. Speculation in Airspan Securities, Misuse of Inside Information, and violations of securities laws in general .

Employees, directors and officers are required to comply with all securities and other laws governing the listing and trading of shares or securitie s in the Company. Under these laws, for example, employees, directors and officers who know of any material fact about Airspan that has not been disclosed to the public (commonly known as "insider information) are prohibited by law from taking advantage of any purchaser or seller of Airspan securities who is not aware of such information. Employees, directors and

officers may not engage in any transaction in Airspan's securities based upon such information (or advise others to do so), until such information is disclosed to the public. In addition, employees, directors and officers may not provide insider information to others. Misuse of insider information may result in severe civil and criminal penalties for both Airspan and the individual and could possibly result in the termination of employment at Airspan.

Employees, directors and officers are specifically prohibited from purchasing (except under the provisions of the Stock Option Plan or Employee Share Purchase Plan) or selling Airspan shares during periods specified by the Company.

All employees, directors and officers are required to read and comply fully with the Company's policy on Insider Trading, which can be found on the intranet under Company Secretariat/Share Trading.

Under this Code, any violations of U.S. securities laws must be reported to the Board of Directors.

7. Personal Financial Interest

Employees, directors and officers should avoid any outside financial interest that might influence their decision or actions as an Airspan employee. Such outside interest could include, among other things:

- A personal or family interest in an enterprise that has business relations with Airspan, either as a customer or a supplier, if such financial interest represents a material part of the income or net worth of the employee, officer or director.
- An investment in another business that competes with Airspan, if the investment represents a material part of the income or net worth of the employee, officer or director.
- An acquisition of any interest in property, or in any business, which he or she knows Airspan to be interested in acquiring.

8. Outside Activities

Airspan recognises the right of employees, directors and officers to engage in activities outside of their employment that are of a private nature and unrelated to Airspan business. However, a policy of full disclosure must be followed effectively to assess and prevent potential conflicts of interest from arising.

Employees and officers are discouraged from holding jobs outside Airspan. The Company considers employment with Airspan as the primary employment. Employees and officers considering or actively involved in additional employment with another employer or involvement in activities requiring significant time commitment must discuss them with their manager. If employees and officers have significant outside financial interests, ownerships, executive or non-executive directorships or a management position in, or receive substantial compensation from any outside activities, these should be discussed with the relevant line manager to determine if a possible conflict of interest occurs. Directors must disclose to the Company's external general counsel any instance in which they have significant outside financial interests, ownerships, executive or non-executive directorships or a management position in, or receive substantial compensation from any entity that is a direct or indirect competitor of the Company.

Participation by employees or officers in activities or additional employment that adversely affects customer relations, competes with Airspan or interferes with effective work performance are specifically prohibited. The relevant line manager will review each situation on a case-by-case basis. If it is

determined that a conflict exists and the outside employment or activity continues, it may be reflected in job performance evaluation and could result in disciplinary action up to and including termination.

Any outside employment or activities must be consistent with obligations under the employees' or director's confidentiality and proprietary information agreement signed at the beginning of employment. Employees, directors and officers may be asked to discontinue these activities or resign. As Airspan's strategy changes, employees, directors and officers who have agreements with the Company to work outside Airspan may have those agreements reviewed by the Company.

A conflict of interest, or the appearance of one, occurs when employees, directors and officers, or a member their immediate family, engage in any activity or maintains any financial interest that might interfere or appear to interfere with the independent exercise of judgement and the performance of responsibilities in the best interests of the Company. If there are any questions regarding any situation that could be interpreted as a conflict of interest, employees, officers and directors should contact their supervisor, the Human Resources Department, or the Company's external general counsel as appropriate.

9. Competitive Practices

Airspan is strongly committed to the free enterprise system and believes that fair competition is fundamental to the continuation of it.

Airspan will not enter into arrangements that restrict its ability to compete with other businesses, or the ability of any other business organisation to compete fairly with Airspan.

No employee, officer or director may enter into, or even discuss, any arrangement or understanding with any third party that restricts Airspan's pricing policies, terms upon which its products and services may be sold to others, the number and type of products manufacturing or sold, or which might in any way be construed as fixing prices or dividing customers or sales territories with a competitor.

10. Relationships With Suppliers

Airspan is a valuable customer for many suppliers. People, who want to do business, or continue to do business with Airspan, must understand that all purchases by Airspan will be exclusively based on price, quality, service, and suitability to Airspan's needs.

10.1. Reciprocity

Reciprocity is a harmful practice and a hindrance to assuring purchase of the best available materials or services at the lowest possible prices. A supplier of goods or services to Airspan will not be asked to buy goods and services from Airspan in order to become, or continue as, a supplier.

Employees, directors and officers should not attempt to influence Airspan's suppliers to purchase goods or services from Airspan, or from any customer of Airspan, in order to get its business. In arriving at purchasing decisions, employees, directors and officers should not favour firms who are customers of Airspan.

10.2. "Kickbacks" and Rebates

Corporate purchases of goods or services must not lead to Airspan employees, directors and officers, or their families, receiving personal kickbacks or rebates. Employees, directors and officers, or their families, must not accept any form of undisclosed payment or favour.

10.3. Receipt of Gifts and Entertainment

Even when gifts and entertainment are exchanged out of the purest motives of personal friendship, they may be misunderstood. They may appear as attempts to bribe an employee, officer or director to direct Airspan business to a particular supplier. To avoid both the reality and the appearance of improper relations with suppliers or potential suppliers, the following standards apply to the receipt of gifts or entertainment by Airspan employees, officers and directors:

10.4. Gifts

Employees, officers and directors may not solicit or accept gifts, gratuities, or any other personal benefit or favour of any kind from any supplier or potential supplier. Gifts include not only merchandise and products, but also personal services, theatre tickets, and tickets to sports events. Employees, officers and directors may not accept gifts of money.

Employees, officers and directors may accept unsolicited non-money gifts provided:

- they are items of nominal intrinsic value.
- they are advertising or promotional materials clearly marked with company or brand names.

10.5. Entertainment

Employees, officers and directors should not encourage or solicit entertainment from any individual or company with which Airspan does business. Entertainment includes, but is not limited to, activities such as dinners, theatre parties or sporting events.

From time to time, employees, officers and directors may accept unsolicited entertainment, but only under the following conditions:

- the entertainment occurs infrequently;
- it involves reasonable, not lavish, expenditures;
- the entertainment takes place in settings that are appropriate and fitting to employees, officers and directors and their hosts.

10.6. "Facilitation Payments

Whilst not encouraged by the Company, in some instances local custom and practice allows small "facilitation payments" or tips if they are intended to secure a routine business service such as having a telephone installed or expediting a shipment through customs. These payments must be

clearly and accurately reported as a business expense. Employees, directors and officers should be aware, however, that in some countries, such payments are illegal and must not be paid. If you have any doubts or questions, contact your manager or Airspan's external general counsel.

10.7. Travel

Employees, officers and directors may accept transportation and lodging provided by an Airspan supplier or other third party, if the trip is for business and is approved in advance by the employee's supervisor or, in the case of a director, by the Board of Directors. All travel accepted must be accurately recorded in our travel expense records.

Unless prohibited by law or the policy of the recipient's organization, Airspan may pay the transportation and lodging expenses incurred by customers, agents or suppliers in connection with a visit to an Airspan facility or product installation. The visit must be for a business purpose, for example, on-site examination of equipment, contract negotiations, or training.

All travel by government officials that is sponsored or paid for by Airspan must be approved in advance by the regional general manager and the President.

11. Relationships With Customers And Potential Customers

Employees, directors and officers should deal with customers and potential customers honestly and fairly. Bribes, kickbacks, under-the-table payments, or other similar improper favours to customers, or their representatives, are prohibited and are generally illegal.

12. Use Of Agents And Non-Employees

Employees, officers and directors shall not use agents or others on behalf of Airspan to knowingly circumvent the law or to engage in practices that run contrary to "The Code".

13. Relationships With Public Officials

Laws and regulations require Airspan employees, directors and officers to be in contact with public officials on a wide variety of matters. Employees, officers and directors who make these contacts have a special responsibility to uphold Airspan's reputation.

Employees, directors and officers who contact public officials on behalf of Airspan should understand lobbying laws and public-disclosure requirements. This information may be obtained from Airspan's external general counsel.

Employees, directors and officers shall not make any form of payment, direct or indirect, to any public official as inducement to having a law or regulation enacted or defeated.

From time to time, employees, directors and officers may entertain public officials, but only under the following conditions:

- The entertainment is not solicited by the public official.

- The entertainment occurs infrequently.
- It does not involve lavish expenditure.
- The setting and type of entertainment is appropriate and fitting to our employees, officers and directors and the public official.

14. Political Activities And Contributions

Improper corporate or Company political contributions can be cash or other "gifts" as well as use of corporate facilities (for example, use of photocopy machine to reproduce campaign literature). Employees, officers and directors who participate in partisan political activities must not imply that they speak or act for Airspan.

No corporate action will be allowed, direct or indirect, that infringes on the right of each Airspan employee, officer or director individually to decide whether, to whom and in what amount, he or she will make personal political contributions. The same is true of volunteer political donations or personal service.

15. Integrity Of Records And Financial Reports

The integrity of Airspan's record keeping and reporting systems will be respected at all times. Airspan's business records must always be prepared accurately and reliably, and reflect the financial transactions of Airspan in order to properly manage our business and report the financial results of Airspan's operations. No entry will be made on Airspan's books and records that intentionally hides, or disguises, the true nature of any transaction. There is no excuse for a deliberately false or misleading report or record.

Employees, officers and directors are forbidden to use, authorise, or condone the use of "off-the-books" bookkeeping, secret accounts, unrecorded bank accounts, "slush" funds, falsified books, or any other devices that could be utilised to distort records, or reports of Airspan's true operating results and financial condition.

16. Proprietary Information

Much information developed by Airspan is proprietary, intended solely for Company purposes. Information, a valuable business asset, is to be protected.

Airspan proprietary information includes, among other things, all or any part of any scientific, technical or business information, design, process, procedure, formula, or improvement; any future plans; customer lists; market studies; cost and price studies; or similar business information that is confidential and of value. It also includes information about employees, directors, customers and suppliers, Airspan policies and procedures and other information not available to the public.

No employee, officer or director knowledgeable about Airspan proprietary information, either during or after employment, shall disclose such proprietary information, except to those authorised and confidentially bound to Airspan.

17. Privacy Of Communications

Privacy of communications is basic to our business and a requirement of the law. All employees, directors and officers have a responsibility to guard the privacy of our customer's communications and information, and to guard against tampering and intrusion by others.

No conversation between our customers, or their customers, is to be listened to, and no one shall use personally, or for the benefit of others, information from any communication.

Communications arrangements with our customers – and information about billing records, equipment or circuits – are not to be disclosed to any unauthorised person.

18. Company Property

Protection of Airspan property and services is vital to our business. Airspan property should not be used for personal benefit or any other improper purpose. Airspan property should not be sold, loaned, given away or otherwise disposed, regardless of condition or value, except with proper authorisation.

19. Equal Opportunities

Airspan has an Equal Opportunities Policy intended to promote and ensure equal opportunity in accordance with all applicable laws, rules, regulations and executive orders for employees and directors and applicants for employment.

This policy extends to recruiting, hiring, training, promotion, discipline, transfer, redundancy, termination and all other terms and conditions of employment that are subject to laws and regulations of the appropriate jurisdiction in which Airspan operates.

20. Code of Business Conduct Compliance

20.1. Distribution

All current employees, officers and directors are to receive a copy of "The Code".

Future employees, officers and directors are to receive a copy of "The Code" at the time of hire.

20.2. Airspan employees, directors and officers shall:

- Become thoroughly familiar with "The Code".
- Resolve any doubts or questions about "The Code" with their supervisor or the Company's external general counsel.
- Inform their supervisor or the Company's external general counsel of any existing holdings or activities that might be, or may appear to be, at variance with "The Code". Questions will be submitted to Airspan's external general counsel for co-ordination.
- Upon request of his or her supervisor or the Company's external general counsel, prepare a written disclosure of any holdings or activities that might violate "The Code".

- Upon request of their supervisor or the Company's external general counsel, correct any variance with "The Code" to bring holding and activities to full compliance.

20.3. Maintaining Compliance

Supervisors will develop awareness on the part of their employees of the importance of adhering to "The Code". The Company's external general counsel shall do the same for directors and officers.

Upon request, employees, officers and directors may periodically be asked to acknowledge, in writing, their understanding of "The Code" and their compliance with them. Additionally, on an annual basis, certain key employees, officers and directors will be required to acknowledge their understanding and compliance of "The Code", as well as activities involving sensitive receipts and disbursements, corporate bank accounts and other areas of corporate transaction wherein conflicts of interest may exist.

20.4 Waivers

An employee may request a waiver of the Code by submitting a request therefor to the Director of Human Resources. The Director may approve such a waiver only upon receipt of written approval from the President.

An officer or director may request a waiver of the Code by submitting a request therefor to the Company's external general counsel General counsel shall refer such request to the Board of Directors for approval. Any such approval granted by the Board shall be promptly disclosed by the Board by means of an appropriate filing with the US Securities and Exchange Commission or in such other manner as may be required from time to time by law.

21. "Code" Violations

Employees, officers and directors should immediately report any suspected violation of "The Code" to their supervisor or the Company's external general counsel Supervisors should promptly report all reported, or suspected, violations to the Director, Human Resources or the President, or to the Company's external general counsel. The name and address of external general counsel may be obtained from the Director of Human Resources in Uxbridge.

The Director of Human Resources and the President shall be responsible for determining if there has been a breach of the Code by any employee. The Board of Directors, or a committee of independent directors appointed by the Board, shall be responsible for determining if there has been a breach of the Code by any director or officer. Each report will be thoroughly investigated promptly upon receipt. If a violation is discovered, appropriate, prompt and corrective action will be taken. If a report involves criminal conduct, guidance must be sought from external general counsel before any inquiries are made.

Violations of "The Code" may lead to disciplinary action up to and including suspension either with or without pay and/or dismissal, or require restitution and/or may lead to civil or criminal action. Airspan will follow local grievance procedures in countries where such procedures apply.

The Chief Financial Officer will periodically report Code violations and the corrective actions taken to the Audit Committee of the Board of Directors.

22. Continuance Of Existing Personnel Policies, Rules And Performance Standards

Airspan has personnel policies and procedures for employee hiring and performance that continue in force. "The Code" is intended to supplement and amplify those established personnel policies and procedures.

23. Updating

Airspan will periodically review "The Code" and make appropriate additions or changes. Employees, officers and directors will be fully informed of all changes to "The Code".

24. For Help or Clarification

This "Code" provides an overview of Airspan's commitment to applying high ethical standards to its business practice. It is not intended to be a comprehensive rulebook, and situations will arise that are not covered in these guidelines. Nobody has all the answers but the best answers evolve in an environment of open and frank discussion. Never hesitate to ask a question or report a concern. In the first instance, an employee's line manager may be able to offer guidance or to refer the question to the appropriate source. There may be times when you prefer not to go to your manager. In the case of officers and directors, the Company's external general counsel may be able to offer guidance or to refer the question to the appropriate source. You may want confidential advice about a business ethics dilemma facing you. You may want more information than your manager can give you. Alternatively, you may want to report an ethical concern about your manager's conduct.

You can discuss, in confidence, your concern with your manager's manager or Human Resources, or with the Company's external general counsel, without fear of any form of recrimination. Whoever you talk to you can expect:

- Your concern or question will be taken seriously.
- You will reach an agreement as to the steps that will be taken to address your concern.
- Your request for information or action will be handled promptly, discreetly and professionally. Discussions and enquiries will be kept in strict confidence to the extent appropriate or permitted by policy or law.
- Subject to applicable laws governing privacy, if you wish, you will be informed of any follow-up action initiated.

25. Acknowledgement

I confirm receipt of a copy of the Code of Business Conduct, have read and understand Airspan's and my responsibilities under "The Code".

Print Name: ______________________________

Signature: ______________________________

Date: ______________________________

Sign, date and return this page ONLY to Human Resources at Uxbridge by mail or fax. Fax number 0044 (0) 1895 467132